UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 27, 2008

INNOVATIVE SOLUTIONS AND SUPPORT, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-31157	23-2507402
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

720 Pennsylvania Drive

Exton, Pennsylvania 19341

(Address of principal executive offices) (Zip Code)

(610) 646-9800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On August 27, 2008, Innovative Solutions and Support, Inc. (the “Company”) entered into a Settlement Agreement (the “Settlement Agreement”) with Kollsman, Inc. (“Kollsman”).  On August 29,2008, the settlement became effective with respect to all claims filed by the Company and Kollsman against each other in the United States District Court for the Western District of Tennessee and a Consent Order was entered.  Under the Settlement Agreement, all claims between the Company and Kollsman have been dismissed with prejudice, a final agreed injunction has been entered and the matter has been fully and finally mutually settled without any admission of guilt by either party. In addition, an agreed settlement payment of $17 million has been made by Kollsman to the Company.  The Company has not released or settled its claims against any of the other defendants in the case.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INNOVATIVE SOLUTIONS AND SUPPORT, INC.

Date: September 3, 2008	By:	/s/ John C. Long
John C. Long
Chief Financial Officer